Exhibit 99.3

Offer to Exchange

All Outstanding 5.819% Senior Notes Due 2017

For

5.819% Senior Notes Due 2017

of

ConAgra Foods, Inc.

Pursuant to the Prospectus dated                     , 2007

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2007, UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

We are enclosing herewith a prospectus, dated                     , 2007, of ConAgra Foods, Inc. (“ConAgra Foods”) and the related letter of transmittal that together constitute the offer by ConAgra Foods (the “exchange offer”) to exchange its 5.819% Senior Notes due 2017 (the “exchange notes”), which have been registered under the Securities Act of 1933 (the “Securities Act”), for a like principal amount of its issued and outstanding 5.819% Senior Notes due 2017 (the “outstanding notes”), upon the terms and subject to the conditions set forth in the exchange offer.

The exchange offer is not conditioned upon any minimum number of outstanding notes being tendered.

We or our nominee are the holder of record of outstanding notes held by us or our nominee for your own account. A tender of such outstanding notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender outstanding notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the outstanding notes held by us for your account pursuant to the terms and conditions of the exchange offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

Pursuant to the letter of transmittal, each holder of outstanding notes will represent to ConAgra Foods that:

(1)	any exchange notes that the holder will acquire under the exchange offer will be acquired in the ordinary course of business;

(2)	the holder has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to engage in, a distribution, within the meaning of the Securities Act, of any exchange notes issued to the holder;

(3)	the holder is not a broker-dealer tendering outstanding notes acquired directly from ConAgra Foods for the holder’s own account;

(4)	the holder is not an “affiliate” (as defined in Rule 405 under the Securities Act) of ConAgra Foods; and

(5)	the holder is not prohibited by any law or policy of the SEC from participating in the exchange offer.

If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes, it will represent that the outstanding notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes, the broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the expiration date.

INSTRUCTION TO

BOOK-ENTRY TRANSFER FACILITY PARTICIPANT

To Participant of the DTC:

The undersigned hereby acknowledges receipt of the prospectus, dated                     , 2007 (the “prospectus”), of ConAgra Foods, Inc. (“ConAgra Foods”), and the related letter of transmittal (the “letter of transmittal”), that together constitute ConAgra Foods’ offer (the “exchange offer”) to exchange its 5.819% Senior Notes due 2017 (the “exchange notes”), which have been registered under the Securities Act, for a like principal amount of its issued and outstanding 5.819% Senior Notes due 2017 (the “outstanding notes”), upon the terms and subject to the conditions set forth in the exchange offer.

This will instruct you, The Depository Trust Company participant, as to the action to be taken by you relating to the exchange offer with respect to the outstanding notes held by you for the account of the undersigned.

The aggregate principal amount of the outstanding notes held by you for the account of the undersigned is (Fill In Amount):

$             of the 5.819% Senior Notes due 2017.

With respect to the exchange offer, we hereby instruct you (check appropriate box):

☐	To Tender the following amount of outstanding notes you hold for our account (Insert principal amount of outstanding notes to be tendered, if any) (tenders will be accepted only in principal amounts of $1,000 or integral multiples thereof):

$             of the 5.819% Senior Notes due 2017.

We will be deemed to have instructed you to tender the entire aggregate principal amount of outstanding notes held by you for our account unless we indicate otherwise above.

☐	NOT To Tender any outstanding notes you hold for our account.

If we instruct you to tender the outstanding notes held by you for our account, it is understood that you are authorized to make, on behalf of us (and, by signing below, we hereby make to you), the representations contained in the letter of transmittal that are to be made with respect to us as a beneficial owner, including, but not limited to, the representations, that:

(1)	any exchange notes that we will acquire under the exchange offer will be acquired in the ordinary course of our business;

(2)	we have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to engage in, a distribution, within the meaning of the Securities Act, of any exchange notes issued to us;

(3)	we are not a broker-dealer tendering outstanding notes acquired directly from ConAgra Foods for our own account;

(4)	we are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ConAgra Foods; and

(5)	we are not prohibited by any law or policy of the SEC from participating in the exchange offer.

If we are a broker-dealer that will receive exchange notes for our own account in exchange for outstanding notes, we represent that the outstanding notes were acquired as a result of market-making activities or other trading activities, and we acknowledge that we will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. By acknowledging that we will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, we are not deemed to admit that we are an “underwriter” within the meaning of the Securities Act.

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: